Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of i3 Verticals, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)    The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 25, 2024

By:	/s/ Gregory S. Daily
Gregory S. Daily
Chief Executive Officer (Principal Executive Officer)